SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549






                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 23, 2004


                             ADEPT TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)


          California                     0-27122                94-2900635
(State or Other Jurisdiction of  (Commission File Number)     (IRS Employer
        Incorporation)                                      Identification No.)

                     3011 Triad Drive
                      Livermore, CA                              94550
         (Address of Principal Executive Offices)              (Zip Code)

       Registrant's telephone number, including area code: (925) 245-3400

                                      None

          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01. OTHER EVENTS.




         On September 23, 2004, Adept Technology, Inc. ("Adept") announced that its board of directors authorized a reverse stock split, to be effected at a ratio of not less than one-for-four (1:4) and not more than one-for-seven (1:7), subject to approval by the Company's shareholders at the annual shareholders meeting scheduled for November 4, 2004. If approved, the board of directors would have the authority to set the final split ratio within the proposed range, and to complete the reverse split not later than February 28, 2005. On a pre-split basis, Adept currently has approximately 30 million common shares outstanding.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits

         99.1     Press Release, dated September 23, 2004

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             ADEPT TECHNOLOGY, INC.



Date:  September 23, 2004                   By:  /s/ Robert R. Strickland
                                               --------------------------
                                               Robert R. Strickland
                                               Chief Financial Officer